EXHIBIT 23(c)




                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

               We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Jefferson Smurfit Corporation of our report dated January 30, 1998 relating to the financial statements of Abitibi-Consolidated Inc., our report dated January 30, 1998 relating to the financial information (prepared in accordance with United States generally accepted accounting principles) of Abitibi-Consolidated Inc. and of our report dated January 24, 1997 (except for Note 20 which is as of February 14, 1997) relating to the financial statements of Stone-Consolidated Corporation, which appear in such Joint Proxy Statement/Prospectus. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.


                      /s/ PricewaterhouseCoopers
                      --------------------------
                      PricewaterhouseCoopers




Montreal, Quebec, Canada
October 8, 1998